Exhibit 23.2
                                                                    ------------


                               Consent of KPMG LLP

The Board of Directors
Union Acceptance Corporation:


We consent to the use of our report included herein the amended Registration Statement on Form S-2 of Union Acceptance Corporation and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

KPMG LLP

Indianapolis, Indiana
May 8, 2001